EXHIBIT 10.1
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February 16, 1999


Bristol Mall, L.L.C.
c/o Aronov Realty Management, Inc.
3500 Eastern Boulevard
Montgomery, Alabama  36116-1781
Attention: Mr. Jeff Weil


Re:  Bristol Mall
     Bristol, Virginia
     Closing Prorations
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Ladies and Gentlemen:

           Reference is made to that certain Purchase Agreement dated as of January 7, 1999 (the "Purchase Agreement"), by and between BRISTOL MALL, L.L.C., an Alabama limited liability company ("Buyer") and BRISTOL MALL ASSOCIATES, an Illinois general partnership ("Seller"), as amended by that certain Letter Agreement dated as of January 7, 1999 (the "Original Side Letter"), by and between Buyer and Seller.

           Seller and Buyer desire to provide for Expense Reimbursements prorations for calendar year 1999 and certain other closing prorations as more particularly set forth herein.

           NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants and conditions contained herein and in the Purchase Agreement, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Buyer and Seller hereby agree as follows:

           1. DEFINITIONS IN PURCHASE AGREEMENT. Unless otherwise expressly defined in this letter agreement, all defined terms used in this letter agreement shall have the meaning set forth in the Purchase
Agreement.

           2. EXPENSE REIMBURSEMENT PRORATIONS. Notwithstanding paragraph 2 of the Original Side Letter to the contrary, if Closing occurs on or before February 28, 1999, then notwithstanding paragraph 5.D(1)(d) of the Purchase Agreement to the contrary, all Expense Reimbursements shall be prorated in accordance with the terms and conditions of paragraph 2 of the Original Side Letter; provided, however, that if Closing does not occur on or before February 28, 1999, then Buyer and Seller agree to negotiate in good faith a method of prorating Expense Reimbursements for calendar year 1999.

           3. SEARS FLOORING. Pursuant to an estoppel certificate received from Sears, Sears has indicated that they are planning on replacing the floor coverings in their premises at the Property. As Sears' lease obligates the owner of the Property to pay for the repair and replacement of Sears' floor coverings to the extent necessary due to wear and tear, (a) Seller shall provide Buyer with a proration credit at closing against the Purchase Price in an amount equal to Twenty Five Thousand Dollars ($25,000) (the "Sears Floor Credit") as Seller's sole contribution towards the cost of replacing the floor coverings in the Sears premises, and (b) as consideration for the payment of the Sears Floor Credit, Buyer shall (and hereby agrees to assume) any and all liability to Sears in connection with the replacement of the floor coverings in the Sears premises.



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           4.    RATIFICATION OF PURCHASE AGREEMENT.  Except as set forth
in this letter agreement, the provisions of the Purchase Agreement, as amended by the Original Side Letter, shall be, and remain, in full force and effect.

           5. COUNTERPARTS. This letter agreement may be executed in any number of counterparts, provided each of the parties hereto executes at least one counterpart; each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts, together, shall constitute but one letter agreement. This letter agreement may be executed in facsimile form (and shall be promptly followed by a hard copy counterpart original).

           IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                 BRISTOL MALL ASSOCIATES,
                 an Illinois general partnership

                 By:  JMB INCOME PROPERTIES, LTD - V,
                      an Illinois limited partnership,
                      General Partner

                      By:   JMB REALTY CORPORATION,
                            a Delaware corporation,
                            General Partner

                            By:        ____________________________
                            Name:      ____________________________
                            Title:     ____________________________


ACCEPTED AND AGREED TO AS OF
THE DATE FIRST WRITTEN ABOVE:

BRISTOL MALL, L.L.C.,
an Alabama limited liability company

By:  SOUTHEAST L.L.C. MANAGEMENT, INC.,
     an Alabama corporation,
     Its Manager

     By:         ____________________________
     Name:       ____________________________
     Title:      ____________________________